    As filed with the Securities and Exchange Commission on October 7, 1997
                                                      Registration No. 333-20713
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   __________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                     ______

                          AMBASSADOR APARTMENTS, INC.
             (Exact name of registrant as specified in its charter)

             Maryland                                    36-3948161
        (State of incorporation)                       (I.R.S. Employer
                                                      Identification No.)


                        77 West Wacker Drive, Suite 4040
                            Chicago, Illinois 60601
                                 (312) 917-1600
                    (Address of principal executive offices)
                                  ____________

             THE 1994 STOCK INCENTIVE PLAN FOR OFFICERS, DIRECTORS
               AND KEY EMPLOYEES OF AMBASSADOR APARTMENTS, INC.,
                 AMBASSADOR APARTMENTS, L.P. AND SUBSIDIARIES;
             THE 1996 STOCK INCENTIVE PLAN FOR OFFICERS, DIRECTORS
               AND KEY EMPLOYEES OF AMBASSADOR APARTMENTS, INC.,
                  AMBASSADOR APARTMENTS, L.P. AND SUBSIDIARIES
                           (Full title of the plans)
                                 ______________


                   David M. Glickman                                             Copy to:
   Chairman of the Board and Chief Executive Officer                      Robert S. Osborne, P.C.
            77 West Wacker Drive, Suite 4040                                 Kirkland & Ellis
                Chicago, Illinois 60601                                   200 East Randolph Drive
                     (312) 917-1600                                       Chicago, Illinois 60601
(Name, address, including zip code, and telephone number
       including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Proposed maximum      Amount of
Title of securities   Amount to be          Proposed maximum      aggregate offering    registration fee
to be registered      registered            price per share (1)   price (1)             (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per
share                    719,000 shares               $18.742887           $13,476,136                $4,084
------------------------------------------------------------------------------------------------------------------------------------

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon (1)
     the average exercise price per share ($18.742887) of outstanding options for 656,010 shares (of which 425,000 have been previously registered) and
     (2) the average ($23.78125) of the high and low prices for the Company's Common Stock on the New York Stock Exchange for October 3, 1997, for the remaining 62,990 additional shares to be registered.
(2)  $2,109 previously paid with initial filing, and $1,975 paid with this filing.
================================================================================

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The following documents filed by Ambassador Apartments, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997.

        (c) The Company's Current Reports on Form 8-K dated December 18, 1996, and February 21, March 3, June 23, June 27, and August 25, 1997.

        (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1996.

        (e) The Company's description of its Common Stock contained in the Registration Statement on Form 8-A filed on December 8, 1995, and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.


Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Officers and Directors.

        The Company's charter and bylaws authorize the Company to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The Maryland General Corporation Law (the "MGCL") provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact such a person is or was a director, officer, employee or agent of a corporation, or is or was serving as a director, officer, employee or agent of a corporation or other firm at the request of a corporation, against expenses, judgments, fines and amounts paid in settlement, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of directors, so long as a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, did not act with active and deliberate dishonesty or receive an improper personal benefit in money, property or services and, with respect to criminal proceedings, had no reason to believe that his or her conduct was unlawful.

        Each of The 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries and The 1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries (together, the "Plans") provides that, to the fullest extent permitted by law, each of the directors and officers of the Company shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of such plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act. The Company's officers and directors are also indemnified pursuant to the Amended and Restated Agreement of Ambassador Apartments, L.P., as amended, The 1997 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries and their respective indemnification and employment agreements.

        The Company's charter provides that, to the fullest extent permitted by Maryland law, a director or officer of the Company shall not be personally liable to the Company or its stockholders for money damages. The MGCL provides that a corporation formed in Maryland may include in its articles of incorporation a provision eliminating or limiting the liability of its directors and officers to the corporation or its stockholders for money damages except for (i) active and deliberate dishonesty established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services.

        The Company purchased an insurance policy which purports to insure the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from any deliberately dishonest or fraudulent act or omission, or any criminal or malicious act or omission, or any willful violation of law or based upon or attributable to their gaining in fact any personal profit or advantage to which they were not legally entitled.

        Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

 4.1* The 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries.

 4.2 Amendment to the 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L. and Subsidiaries, incorporated by reference to Exhibit 10.41 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

 4.3 The 1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries, as amended March 20, 1997, incorporated by reference to
        Exhibit 10.42 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

 4.4 Amended and Restated Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.4 to the Company's Current Report on Form 8-K dated May 29, 1996.

 4.5 Articles Supplementary, incorporated by reference to Exhibit 3.5 to the Company's Current Report on Form 8-K dated May 29, 1996.

 4.6 Amended and Restated Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-11, as amended (Reg. No. 33-77972).

 5.1 Opinion of Ballard Spahr Andrews & Ingersoll with respect to the validity of the securities being registered.

23.1    Consent of Ernst & Young LLP.

23.2    Consent of Coopers & Lybrand L.L.P.

23.3 Consent of Ballard Spahr Andrews & Ingersoll (included in their opinion filed as Exhibit 5.1).

24.1*   Power of Attorney (included on page 5 of initial filing).

__________________
*Previously filed.


Item 9. Undertakings.

     1. The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of Chicago, State of Illinois, on the 7th day of October, 1997.

                                     AMBASSADOR APARTMENTS, INC.

                                     By:    /s/ David M. Glickman
                                        ------------------------------------
                                     Name:  David M. Glickman
                                     Title: Chief Executive Officer


                                 *  *  *  *  *
        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement and power of attorney have been signed on October 7, 1997, by the following persons in the capacities indicated:


SIGNATURE                     CAPACITY
---------                     --------
/s/ David M. Glickman         Chairman of the Board and Chief Executive Officer
----------------------
David M. Glickman

/s/ Debra A. Cafaro           President and Director
----------------------
Debra A. Cafaro

/s/ Thomas J. Coorsh          Senior Vice President and Chief Accounting Office
----------------------        (Principal Financial and Accounting Officer)
Thomas J. Coorsh

Norman R. Bobins*             Director
----------------------
Norman R. Bobins

David B. Heller*              Director
----------------------
David B. Heller

Matthew W. Kaplan*            Director
----------------------
Matthew W. Kaplan

Richard F. Levy*              Director
----------------------
Richard F. Levy

Jane R. Patterson*            Director
----------------------
Jane R. Patterson

Michael W. Reschke*           Director
----------------------
Michael W. Reschke

* By:  /s/ David M. Glickman
----------------------------
       David M. Glickman
       Attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit
 No.                             Description of Exhibits
-------                          -----------------------


 4.1* The 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries.

 4.2 Amendment to the 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L. and Subsidiaries, incorporated by reference to Exhibit 10.41 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

 4.3 The 1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries, as amended March 20, 1997, incorporated by reference to
        Exhibit 10.42 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

 4.4 Amended and Restated Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.4 to the Company's Current Report on Form 8-K dated May 29, 1996.

 4.5 Articles Supplementary, incorporated by reference to Exhibit 3.5 to the Company's Current Report on Form 8-K dated May 29, 1996.

 4.6 Amended and Restated Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on For S-11, as amended (Reg. No. 33-77972).

 5.1 Opinion of Ballard Spahr Andrews & Ingersoll with respect to the validity of the securities being registered.

23.1    Consent of Ernst & Young LLP.

23.2    Consent of Coopers & Lybrand L.L.P.

23.3 Consent of Ballard Spahr Andrews & Ingersoll (included in their opinion filed as Exhibit 5.1).

24.1*   Power of Attorney (included on page 5 of initial filing).

__________________
*Previously filed.